Exhibit 32.1

Statement of Chief Executive Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, J. Kevin Buchi, the President and Chief Executive Officer of TetraLogic Pharmaceuticals Corporation (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1)             The Company’s quarterly report on Form 10-Q for the period ended June 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2014	/s/ J. KEVIN BUCHI

J. Kevin Buchi
President and Chief Executive Officer